Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2025 First-Quarter Financial Results

ARCHBOLD, OHIO, April 28, 2025, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2025 first quarter ended March 31, 2025.

2025 First Quarter Financial and Operating Highlights

(at March 31, 2025 and on a year-over-year basis unless noted)

•
88 consecutive quarters of profitability
•
Total interest income increased 6.1% to $41.0 million, driven by a 19-basis point improvement in the yield on earning assets and a higher average loan balance
•
Total loans increased by $40.5 million, or 1.6% to $2.58 billion
•
Total assets increased by $101.2 million, or 3.1% to $3.39 billion
•
Total deposits increased by $78.9 million, or 3.0% to $2.70 billion
•
Efficiency ratio improved to 66.79%, compared to 74.08%
•
Pre-tax, pre-provision income increased 49.6% to $9.3 million, from $6.2 million
•
Net income increased 29.7% to $7.0 million, or $0.51 per basic and diluted share
•
Asset quality remains at historically strong levels with nonperforming loans of only $4.5 million and net charge-offs to average loans of 0.01%
•
Tier 1 leverage ratio was 8.44%

Lars B. Eller, President and Chief Executive Officer, stated, “2025 is off to a solid start, reflecting the positive impacts our strategic priorities are having on our financial performance. Throughout the first quarter we made progress enhancing profitability, controlling growth, driving innovation, and achieving greater operational efficiency. Most importantly, our strong first-quarter results underscore the excellent execution by our team and F&M’s ongoing commitment to delivering local, personalized financial services to our communities in Ohio, Indiana, and Michigan.”

Mr. Eller continued, “For the first quarter of 2025 our net interest margin grew 43-basis points year-over year to 3.03% and increased 19-basis points from the fourth quarter of 2024. This growth demonstrates the benefits of continued loan repricing, as well as our disciplined approach to new loan originations and strategic efforts underway to improve our cost of funds. Total revenue – defined by net interest income plus noninterest income – increased 16.7% year-over-year, while noninterest expense rose 5.2%. This favorable spread strengthened our efficiency ratio and drove a 49.6% increase in pre-tax, pre-provision income. As we continue to successfully execute against our 2025 strategic priorities, we expect continued year-over-year growth in net income.”

Income Statement

Net income for the 2025 first quarter ended March 31, 2025, was $7.0 million, compared to $5.4 million for the same period last year. Net income per basic and diluted share for the 2025 first quarter was $0.51, compared to $0.39 for the same period last year.

Deposits

At March 31, 2025, total deposits were $2.70 billion, an increase of 3.0% from March 31, 2024. The Company’s cost of interest-bearing liabilities was 2.76% for the quarter ended March 31, 2025, compared to 3.06% for the quarter ended March 31, 2024.

Mr. Eller commented, “We continue to pursue opportunities that optimize our deposit base and grow low-cost checking deposits. As a result, more expensive time-account balances have declined year-over-year by $19.5 million, while total deposits have increased by $78.9 million reflecting growth in lower cost core deposits. These trends have reduced our cost of funds, while improving our loan-to-deposit ratio.”

Loan Portfolio and Asset Quality

“Offices opened in 2023 continue to add new loans and new deposits at a faster pace than our legacy locations, which we believe demonstrates the need for the local community banking services F&M provides. Overall, we are experiencing stable demand across all of our markets, as a result of the addition of proven bankers to our team, our regional structure, new financial products, and growing commercial relationships. Positive demand trends allow us to control growth, expand our yield on loans, and maintain excellent asset quality. Our credit quality remains strong with nonperforming loans to total loans of just 0.17% at March 31, 2025 – the fourth quarter in a row this metric has remained below 0.20%,” continued Mr. Eller.

Total loans, net at March 31, 2025, increased 1.6%, or by $40.5 million to $2.58 billion, compared to $2.54 billion at March 31, 2024. The year-over-year increase was driven primarily by higher agricultural, commercial and industrial, and commercial real estate loans, partially offset primarily by lower consumer, agricultural real estate, and consumer real estate loans. Compared to the quarter ended December 31, 2024, total loans, net at March 31, 2025, increased by 0.8% or $20.0 million.

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors. Nonperforming loans were $4.5 million, or 0.17% of total loans at March 31, 2025, compared to $19.4 million, or 0.76% of total loans at March 31, 2024, and $3.1 million, or 0.12% at December 31, 2024.

F&M maintains a well-balanced, diverse and high performing CRE portfolio. CRE loans represented 51.3% of the Company’s total loan portfolio at March 31, 2025. In addition, F&M’s commercial real estate office credit exposure represented 5.4% of the Company's total loan portfolio at March 31, 2025, with a weighted average loan-to-value of approximately 63% and an average loan of approximately $965,366.

F&M’s CRE portfolio included the following categories at March 31, 2025:

CRE Category	Dollar Balance	Percent of CRE Portfolio	Percent of Total Loan Portfolio
Industrial	$281,484	21.2%	10.9%
Multi-family	217,903	16.4%	8.4%
Retail	213,281	16.1%	8.3%
Hotels	157,139	11.8%	6.1%
Office	139,069	10.5%	5.4%
Gas Stations	70,983	5.3%	2.7%
Food Service	52,827	4.0%	2.0%
Senior Living	31,400	2.4%	1.2%
Development	29,907	2.3%	1.2%
Auto Dealers	27,294	2.1%	1.1%
Other	104,411	7.9%	4.0%
Total CRE	$1,325,698	100.0%	51.3%

* Numbers have been rounded

At March 31, 2025, the Company’s allowance for credit losses to nonperforming loans was 586.38%, compared to 127.28% at March 31, 2024. The allowance to total loans was 1.07% at March 31, 2025, compared to 1.05% at March 31, 2024. Including accretable yield adjustments, associated with the Company’s prior acquisitions, F&M’s allowance for credit losses to total loans was 1.08% at March 31, 2025, compared to 1.11% at March 31, 2024.

Mr. Eller concluded, “While the near-term economic environment has become more fluid, we believe F&M is in a strong position because of the platform we have built and the strategies we are pursuing to transform our business in 2025. As a result, we continue to believe 2025 will be another good year for F&M.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 8.5% to $344.6 million, or $25.12 per share at March 31, 2025, from $317.7 million, or $23.22 per share at March 31, 2024. The Company had a Tier 1 leverage ratio of 8.44% at March 31, 2025, compared to 8.40% at March 31, 2024.

Tangible stockholders’ equity increased to $263.0 million at March 31, 2025, compared to $256.5 million at March 31, 2024. On a per share basis, tangible stockholders’ equity at March 31, 2025, was $19.17 per share, compared to $18.75 per share at March 31, 2024.

For the three months ended March 31, 2025, the Company declared cash dividends of $0.22125 per share, representing a 0.6% increase over the same period last year. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for 30 consecutive years. For the three months ended March 31, 2025, the dividend payout ratio was 43.10% compared to 55.52% for the same period last year.

About Farmers & Merchants State Bank:

F&M Bank is a local independent community bank that has been serving its communities since 1897. F&M Bank provides commercial banking, retail banking and other financial services. Our locations are in Butler, Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Shelby, Williams, and Wood counties in Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties. The Michigan footprint includes Oakland County, and we have Loan Production Offices in Troy, Michigan; Muncie, Indiana; and Perrysburg and Bryan, Ohio.

Safe Harbor Statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Interest Income
Loans, including fees	$37,072	$36,663	$36,873	$36,593	$35,200
Debt securities:
U.S. Treasury and government agencies	2,097	1,882	1,467	1,148	1,045
Municipalities	382	384	387	389	394
Dividends	338	367	334	327	333
Federal funds sold	-	24	7	7	7
Other	1,113	2,531	2,833	2,702	1,675
Total interest income	41,002	41,851	41,901	41,166	38,654
Interest Expense
Deposits	13,988	15,749	16,947	16,488	15,279
Federal funds purchased and securities sold under agreement to repurchase	271	274	277	276	284
Borrowed funds	2,550	2,713	2,804	2,742	2,689
Subordinated notes	284	285	284	285	284
Total interest expense	17,093	19,021	20,312	19,791	18,536
Net Interest Income - Before Provision for Credit Losses	23,909	22,830	21,589	21,375	20,118
Provision for (Recovery of) Credit Losses - Loans	811	346	282	605	(289)
Recovery of Credit Losses - Off Balance Sheet Credit Exposures	(260)	(120)	(267)	(18)	(266)
Net Interest Income After Provision for Credit Losses	23,358	22,604	21,574	20,788	20,673
Noninterest Income
Customer service fees	381	237	300	189	598
Other service charges and fees	1,124	1,176	1,155	1,085	1,057
Interchange income	1,421	1,322	1,315	1,330	1,429
Loan servicing income	762	771	710	513	539
Net gain on sale of loans	284	223	215	314	107
Increase in cash surrender value of bank owned life insurance	244	248	265	236	216
Net gain (loss) on sale of other assets owned	(54)	22		49	-
Total noninterest income	4,162	3,999	3,960	3,716	3,946

(continued)

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME (continued)

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Noninterest Expense
Salaries and wages	7,878	7,020	7,713	7,589	7,846
Employee benefits	2,404	2,148	2,112	2,112	2,171
Net occupancy expense	1,199	1,072	1,054	999	1,027
Furniture and equipment	1,278	1,032	1,472	1,407	1,353
Data processing	557	160	339	448	500
Franchise taxes	397	312	410	265	555
ATM expense	491	328	472	397	473
Advertising	503	498	597	519	530
FDIC assessment	465	505	516	507	580
Servicing rights amortization - net	127	244	219	187	168
Loan expense	228	236	244	251	229
Consulting fees	745	242	251	198	186
Professional fees	559	368	453	527	445
Intangible asset amortization	445	446	445	444	445
Other general and administrative	1,484	1,465	1,128	1,495	1,333
Total noninterest expense	18,760	16,076	17,425	17,345	17,841
Income Before Income Taxes	8,760	10,527	8,109	7,159	6,778
Income Taxes	1,808	2,146	1,593	1,477	1,419
Net Income	6,952	8,381	6,516	5,682	5,359
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available- for-sale securities	6,464	(7,403)	11,664	2,531	(1,995)
Reclassification adjustment for realized loss on sale of available-for-sale securities	-	-	-	-	-
Net unrealized gain (loss) on available- for-sale securities	6,464	(7,403)	11,664	2,531	(1,995)
Tax expense (benefit)	1,358	(1,554)	2,449	531	(418)
Other comprehensive income (loss)	5,106	(5,849)	9,215	2,000	(1,577)
Comprehensive Income	$12,058	$2,532	$15,731	$7,682	$3,782
Basic Earnings Per Share	$0.51	$0.61	$0.48	$0.42	$0.39
Diluted Earnings Per Share	$0.51	$0.61	$0.48	$0.42	$0.39
Dividends Declared	$0.22125	$0.22125	$0.22125	$0.22	$0.22

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$172,612	$174,855	$244,572	$191,785	$186,541
Federal funds sold	425	1,496	932	1,283	1,241
Total cash and cash equivalents	173,037	176,351	245,504	193,068	187,782

Interest-bearing time deposits	1,992	2,482	2,727	3,221	2,735
Securities - available-for-sale	438,568	426,556	404,881	365,209	347,516
Other securities, at cost	14,062	14,400	15,028	14,721	14,744
Loans held for sale	2,331	2,996	1,706	1,628	2,410
Loans, net of allowance for credit losses	2,555,552	2,536,043	2,512,852	2,534,468	2,516,687
Premises and equipment	33,163	33,828	33,779	34,507	35,007
Construction in progress	-	-	35	38	9
Goodwill	86,358	86,358	86,358	86,358	86,358
Loan servicing rights	5,805	5,656	5,644	5,504	5,555
Bank owned life insurance	35,116	34,872	34,624	34,359	34,123
Other assets	42,802	45,181	46,047	49,552	54,628
Total Assets	$3,388,786	$3,364,723	$3,389,185	$3,322,633	$3,287,554

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$502,318	$516,904	$481,444	$479,069	$510,731
Interest-bearing
NOW accounts	874,881	850,462	865,617	821,145	829,236
Savings	696,635	671,818	661,565	673,284	635,430
Time	626,450	647,581	676,187	667,592	645,985
Total deposits	2,700,284	2,686,765	2,684,813	2,641,090	2,621,382

Federal funds purchased and securities sold under agreements to repurchase	27,258	27,218	27,292	27,218	28,218
Federal Home Loan Bank (FHLB) advances	245,474	246,056	263,081	266,102	256,628
Subordinated notes, net of unamortized issuance costs	34,846	34,818	34,789	34,759	34,731
Dividend payable	2,997	2,996	2,998	2,975	2,975
Accrued expenses and other liabilities	33,326	31,659	40,832	27,825	25,930
Total liabilities	3,044,185	3,029,512	3,053,805	2,999,969	2,969,864

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued 14,564,425 shares 3/31/25 and 12/31/24; outstanding 13,718,336 shares 3/31/25 and 13,699,536 shares 12/31/24	135,407	135,565	135,193	135,829	135,482
Treasury stock - 846,089 shares 3/31/25 and 864,889 shares 12/31/24	(10,768)	(10,985)	(10,904)	(11,006)	(10,851)
Retained earnings	240,079	235,854	230,465	226,430	223,648
Accumulated other comprehensive loss	(20,117)	(25,223)	(19,374)	(28,589)	(30,589)
Total stockholders' equity	344,601	335,211	335,380	322,664	317,690
Total Liabilities and Stockholders' Equity	$3,388,786	$3,364,723	$3,389,185	$3,322,633	$3,287,554

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended
Selected financial data	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Return on average assets	0.85%	0.99%	0.78%	0.69%	0.66%
Return on average equity	8.31%	10.00%	7.93%	7.13%	6.76%
Yield on earning assets	5.19%	5.20%	5.27%	5.22%	5.00%
Cost of interest bearing liabilities	2.76%	3.01%	3.21%	3.18%	3.06%
Net interest spread	2.43%	2.19%	2.06%	2.04%	1.94%
Net interest margin	3.03%	2.84%	2.71%	2.71%	2.60%
Efficiency ratio	66.79%	59.82%	67.98%	69.03%	74.08%
Dividend payout ratio	43.10%	35.75%	45.99%	52.35%	55.52%
Tangible book value per share	$17.71	$17.74	$17.72	$16.79	$16.51
Tier 1 leverage ratio	8.44%	8.12%	8.04%	8.02%	8.40%
Average shares outstanding	13,706,003	13,699,869	13,687,119	13,681,501	13,671,166

Loans	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
(Dollar amounts in thousands)
Commercial real estate	$1,325,698	$1,310,811	$1,301,160	$1,303,598	$1,304,400
Agricultural real estate	215,898	216,401	220,328	222,558	227,455
Consumer real estate	523,383	520,114	524,055	525,902	525,178
Commercial and industrial	278,254	275,152	260,732	268,426	256,051
Agricultural	153,607	152,080	137,252	142,909	127,670
Consumer	60,115	63,009	67,394	70,918	74,819
Other	24,985	24,978	25,916	26,449	26,776
Less: Net deferred loan fees costs and other (1)	(36)	(676)	1,499	(1,022)	(982)
Total loans, net	$2,581,904	$2,561,869	$2,538,336	$2,559,738	$2,541,367

(1) Includes carrying value adjustments of $1.7 million as of March 31, 2025, $1.1million as of December 31, 2024, $3.0 million as of September 30, 2024, $612 thousand as of June 30, 2024 and $969 thousand as of March 31, 2024 related to interest rate swaps associated with fixed rate loans

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
(Dollar amounts in thousands)
Nonaccrual loans	$4,494	$3,124	$2,898	$2,487	$19,391
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$4,494	$3,124	$2,898	$2,487	$19,391
Other real estate owned	$-	$-	$-	$-	$-
Nonperforming assets	$4,494	$3,124	$2,898	$2,487	$19,391

Allowance for credit losses - loans	$26,352	$25,826	$25,484	$25,270	$24,680
Allowance for credit losses - off balance sheet credit exposures	1,281	1,541	1,661	1,928	1,946
Total allowance for credit losses	$27,633	$27,367	$27,145	$27,198	$26,626
Total allowance for credit losses/ total loans	1.07%	1.07%	1.07%	1.06%	1.05%
Adjusted credit losses with accretable yield/total loans	1.08%	1.08%	1.10%	1.10%	1.11%
Net charge-offs:
Quarter-to-date	$285	$4	$68	$15	$55
Year-to-date	$285	$142	$138	$70	$55
Net charge-offs to average loans
Quarter-to-date	0.01%	0.00%	0.00%	0.00%	0.00%
Year-to-date	0.01%	0.01%	0.01%	0.00%	0.00%
Nonperforming loans/total loans	0.17%	0.12%	0.11%	0.10%	0.76%
Allowance for credit losses/ nonperforming loans	586.38%	826.70%	879.37%	1016.08%	127.28%
NPA coverage ratio	586.38%	826.70%	879.37%	1016.08%	127.28%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2025			March 31, 2024
	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Interest Earning Assets:
Loans	$2,578,531	$37,072	5.75%	$2,577,114	$35,200	5.46%
Taxable investment securities	458,519	2,739	2.39%	384,928	1,686	1.75%
Tax-exempt investment securities	18,310	78	2.16%	21,109	86	2.06%
Fed funds sold & other	105,770	1,113	4.21%	110,388	1,682	6.09%
Total Interest Earning Assets	3,161,130	$41,002	5.19%	3,093,539	$38,654	5.00%

Nonearning Assets	166,630			159,240

Total Assets	$3,327,760			$3,252,779

Interest Bearing Liabilities:
Savings deposits	$1,543,665	$8,564	2.22%	$1,443,530	$9,407	2.61%
Other time deposits	627,498	5,424	3.46%	650,580	5,872	3.61%
Other borrowed money	245,734	2,550	4.15%	263,280	2,689	4.09%
Fed funds purchased & securities
sold under agreement to repurchase	27,480	271	3.94%	28,458	284	3.99%
Subordinated notes	34,828	284	3.26%	34,712	284	3.27%
Total Interest Bearing Liabilities	$2,479,205	$17,093	2.76%	$2,420,560	$18,536	3.06%

Noninterest Bearing Liabilities	509,190			514,986

Stockholders' Equity	$339,365			$317,233

Net Interest Income and Interest Rate Spread		$23,909	2.43%		$20,118	1.94%

Net Interest Margin			3.03%			2.60%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Three Months Ended						For the Three Months Ended
	March 31, 2025						March 31, 2024
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$37,072	5.75%	$36,468	5.66%	$604	0.09%	$35,200	5.46%	$34,525	5.36%	$675	0.10%
Taxable investment securities	2,739	2.39%	2,739	2.39%	-	0.00%	1,686	1.75%	1,686	1.75%	-	0.00%
Tax-exempt investment securities	78	2.16%	78	2.16%	-	0.00%	86	2.06%	86	2.06%	-	0.00%
Fed funds sold & other	1,113	4.21%	1,113	4.21%	-	0.00%	1,682	6.09%	1,682	6.09%	-	0.00%
Total Interest Earning Assets	41,002	5.19%	40,398	5.11%	604	0.08%	38,654	5.00%	37,979	4.92%	675	0.08%

Interest Bearing Liabilities:
Savings deposits	$8,564	2.22%	$8,564	2.22%	$-	0.00%	$9,407	2.61%	$9,407	2.61%	$-	0.00%
Other time deposits	5,424	3.46%	5,424	3.46%	-	0.00%	5,872	3.61%	5,872	3.61%	-	0.00%
Other borrowed money	2,550	4.15%	2,547	4.15%	3	0.00%	2,689	4.09%	2,707	4.11%	(18)	-0.02%
Fed funds purchased and securities
sold under agreement to repurchase	271	3.94%	271	3.94%	-	0.00%	284	3.99%	284	3.99%	-	0.00%
Subordinated notes	284	3.26%	284	3.26%	-	0.00%	284	3.27%	284	3.27%	-	0.00%
Total Interest Bearing Liabilities	17,093	2.76%	17,090	2.76%	3	0.00%	18,536	3.06%	18,554	3.07%	(18)	-0.01%

Interest/Dividend income/yield	41,002	5.19%	40,398	5.11%	604	0.08%	38,654	5.00%	37,979	4.92%	675	0.08%
Interest Expense / yield	17,093	2.76%	17,090	2.76%	3	0.00%	18,536	3.06%	18,554	3.07%	(18)	-0.01%
Net Interest Spread	23,909	2.43%	23,308	2.35%	601	0.08%	20,118	1.94%	19,425	1.85%	693	0.09%
Net Interest Margin		3.03%		2.95%		0.08%		2.60%		2.52%		0.08%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts